UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Extra Space Storage Inc.

(Name of Registrant as Specified In Its Charter)

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EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, UT 84121

April 14, 2015

Dear Fellow Stockholder:

I am pleased to invite you to the 2015 Annual Meeting of Stockholders of Extra Space Storage Inc., which will be held on Tuesday, May 26, 2015, at 11:00 a.m. Mountain Time at the Extra Space Storage Inc. corporate offices located at 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121.

You will find more information about the meeting in the attached notice and proxy statement.

We encourage you to vote so that your shares will be represented at the meeting. Information on how you may vote your shares appears on the following pages.

Sincerely,

Spencer F. Kirk

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time:	11:00 a.m., Mountain Time, Tuesday, May 26, 2015

Place:	Extra Space Storage Inc. corporate offices, 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121

Record Date:	Stockholders at the close of business on March 30, 2015 are entitled to vote.

Matters to be voted upon:	• Election of seven members of the board of directors for terms expiring at the 2016 annual meeting of stockholders and until their successors are duly elected and qualify;

• Ratification of the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015;

• Non-binding advisory vote on the compensation of the Company’s named executive officers;

• Approval of the Extra Space Storage Inc. 2015 Incentive Award Plan; and

• Any other business properly brought before the meeting or any adjournments or postponements thereof.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

We sent a Notice of Internet Availability of Proxy Materials on or about April 14, 2015, and provided access to our proxy materials over the Internet, beginning April 14, 2015, for the holders of record and beneficial owners of our common stock as of the close of business on the record date. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review this proxy statement and our annual report and authorize a proxy online to vote your shares. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Your proxy is important. Regardless of whether you plan to attend the annual meeting, please authorize your proxy by Internet, or if you received a paper copy of the materials by mail, please mark, sign, date and return your proxy card, so that your shares will be represented at the annual meeting.

Gwyn G. McNeal

Secretary

Salt Lake City, Utah

April 14, 2015

i

EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 a.m., Mountain Time, May 26, 2015

at the Extra Space Storage Inc. corporate offices in Salt Lake City, Utah

We are furnishing this proxy statement to our stockholders in connection with the 2015 annual meeting of stockholders.

Our board of directors is soliciting proxies of our stockholders to vote their shares at the annual meeting. These proxy materials have been prepared by our management for the board of directors. This proxy statement and the form of proxy are first being furnished to our stockholders on or about April 14, 2015.

VOTING

Voting Shares at the Annual Meeting

Holders of record of our common stock as of the close of business on the record date, March 30, 2015, are entitled to receive notice of, and to vote at, the annual meeting. The outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting and each share of common stock entitles the holder thereof to one vote. At the close of business on March 30, 2015, there were 116,458,159 shares of common stock outstanding. Stockholders can vote in person at the annual meeting or by proxy. There are two ways to authorize a proxy to vote your shares:

•	By Internet—You can authorize your proxy over the Internet at www.voteproxy.com by following the instructions on the proxy card; or

•	By Mail—If you received your proxy materials by mail, you can authorize a proxy by mail by signing, dating and mailing the enclosed proxy card.

Internet proxy facilities for stockholders of record will be available 24 hours a day and will close at 9:59 p.m., Mountain Time, Monday, May 25, 2015.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet proxy authorization also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card will vote as recommended by our board of directors on any matter for which a stockholder has not given instructions. The board of directors’ recommendations appear on the following page herein.

Revoking a Proxy

Stockholders of record may revoke their proxy and change their votes any time before their votes are cast by:

•	giving written notice of revocation to our Corporate Secretary at our address prior to the annual meeting;

•	authorizing a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted);

•	signing and forwarding to us a later-dated proxy; or

•	attending the annual meeting and voting their shares of common stock in person.

Quorum and Vote Counting

The annual meeting requires a quorum, which means that a majority of the shares issued and outstanding as of the record date must be represented at the meeting. If a stockholder grants a proxy or attends the meeting in person, that stockholder’s shares will be counted to determine whether a quorum is present, even if the stockholder abstains from voting on some or all matters introduced at the meeting. “Broker non-votes” (as described below) also count for quorum purposes.

If shares are held through a broker, bank or other nominee, generally the nominee may vote the shares it holds for the stockholder in accordance with the stockholder’s instructions. However, if the nominee has not received instructions within ten days prior to the meeting, the nominee may vote in its discretion only on matters that the New York Stock Exchange (the “NYSE”) determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter.

Each of the seven nominees for director must receive a majority of the votes cast for and against such nominee to be elected as director. All other matters must be approved by a majority of the votes cast on such matter. Abstentions and broker non-votes are counted as present and entitled to vote, but they are not counted as votes for or against any proposal and therefore have no effect on the outcome of any of the matters to be voted upon at the annual meeting.

American Stock Transfer  & Trust Company, our transfer agent and registrar, will assist in the distribution of proxy materials and tabulation of votes.

Costs of Soliciting Proxies

We pay the costs of soliciting proxies. In addition to solicitation by Internet and mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission (the “SEC”) and the NYSE.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 26, 2015

Electronic copies of our proxy statement and annual report for fiscal year 2014 are available at our website, www.extraspace.com, under Investor Relations.

Recommendations of the Board of Directors

FOR the election of the following persons to the board of directors to serve until the 2016 annual meeting and until their successors are duly elected and qualify:

Kenneth M. Woolley

Spencer F. Kirk

Karl Haas

Joseph D. Margolis

Diane Olmstead

Roger B. Porter

K. Fred Skousen

FOR the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

FOR the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in this proxy statement.

FOR the approval of the Extra Space Storage Inc. 2015 Incentive Award Plan.

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned by each person known to us as having beneficial ownership of more than five percent of our common stock based on filings with the SEC that were provided to the Company. The number of shares is as of the most recent date the information was available, as shown in the table footnotes.

Name	Number of Shares Owned	Percent of Class (1)
The Vanguard Group, Inc. (2)	15,651,817	13.44%
BlackRock, Inc. (3)	10,087,559	8.66%
Fidelity Management & Research Company (4)	8,709,264	7.48%
Cohen & Steers, Inc. (5)	8,171,542	7.02%

(1)	Based on a total of 116,458,159 shares of our common stock outstanding as of March 30, 2015.
(2)	Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 65,979 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 260,400 shares as a result of its serving as investment manager of Australian investment offerings. Also includes 8,181,509 shares beneficially owned by Vanguard Specialized Funds — Vanguard REIT Index Fund, which has sole voting power over these shares. The address for The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information is based on information disclosed in The Vanguard Group, Inc.’s Schedule 13G/A, filed with the SEC on February 12, 2015, and Vanguard Specialized Funds — Vanguard REIT Index Fund’s Schedule 13G/A, filed with the SEC on February 11, 2015.
(3)

Based on information disclosed in BlackRock, Inc.’s Schedule 13G/A filed with the SEC on January 22, 2015. Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock (Luxembourg) S.A., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management,

LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(4)	Based on information disclosed in FMR LLC Schedule 13G filed with the SEC on February 13, 2015. FMR LLC holds a 100% interest in Fidelity Management & Research Company, a registered investment advisor. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(5)	Based on information disclosed in Cohen & Steers, Inc.’s Schedule 13G/A filed with the SEC on February 13, 2015. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., a registered investment advisor. Cohen & Steers Capital Management, Inc. beneficially owns 8,019,730 shares. The address for Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Nominees for Directors

The following table presents the name, age and the position(s) with us currently held by each person nominated as a director:

Name	Age	Title
Kenneth M. Woolley	68	Executive Chairman
Spencer F. Kirk	53	Director and Chief Executive Officer (“CEO”)
Karl Haas	63	Director
Joseph D. Margolis (1)(2)	54	Director
Diane Olmstead (1)	62	Director
Roger B. Porter (1)(2)	68	Director
K. Fred Skousen (1)(2)	72	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation, Nominating and Governance Committee (“CNG Committee”).

Kenneth M. Woolley serves as the Company’s Executive Chairman. Mr. Woolley is the founder of our Company, served as our Chairman and CEO from our formation through March 2009, Chief Investment Officer (“CIO”) from July 2012 to July 2013 and was formerly Chief Executive Officer of our predecessor. Mr. Woolley resigned from his position as Chairman and CEO of the Company effective April 1, 2009, to serve a voluntary three-year mission for his church, during which time he remained as a director. Mr. Woolley has been involved in the self-storage industry since 1977. Early in his career he was a management consultant with the Boston Consulting Group. From 1979 to 1998, he was an Associate Professor, and later an Adjunct Associate Professor of Business Administration at Brigham Young University, where he taught undergraduate and MBA classes in Corporate Strategy and Real Estate. Mr. Woolley has also developed more than 13,000 apartment units through his Las Vegas entity, Nevada West Partners. He has also founded several companies in the retail, electronics, food manufacturing and natural resources industries. Mr. Woolley currently serves as a trustee and a member of the compensation committee of American Homes 4 Rent. Mr. Woolley holds a B.A. in physics from Brigham Young University and an M.B.A. and Ph.D. in business administration from the Stanford Graduate School of Business. Mr. Woolley was selected to serve as Executive Chairman based on his experience and knowledge of our Company and his extensive experience in the self-storage industry.

Spencer F. Kirk serves as the Company’s CEO and as a director. Mr. Kirk served as the Company’s Chairman and CEO from April 1, 2009 to July 1, 2012, and served as the Company’s President from September 2007 to April 2009. He previously served as Executive Vice President of the Company’s predecessor from 1998 to 2004. Mr. Kirk has served as a director of the Company since its initial public offering in 2004. As the owner of more than 3.3 million shares, Mr. Kirk is the Company’s largest private individual stockholder. Before his involvement with the Company, Mr. Kirk co-founded Megahertz Corporation in 1985, which became the leading manufacturer of modems for laptop computers in the world. With Mr. Kirk serving as Chairman and CEO, Megahertz grew from a basement operation to the leading supplier of solution-oriented mobile data communications products. Megahertz went public in 1993 and in 1995 was acquired by US Robotics, which was later acquired by 3Com Corporation. Mr. Kirk holds a B.A. in finance and an M.B.A. from the University of Utah. Mr. Kirk was selected to serve as CEO and as a member of our board based on his knowledge of the Company and the self-storage industry, his extensive experience in the management of public companies, and his leadership and organizational skills.

Karl Haas served as the Company’s Executive Vice President of Operations and Chief Operating Officer (“COO”) from November 2006 until his retirement on December 31, 2013. Mr. Haas was our Senior Vice President of Operations from the acquisition of Storage USA in July 2005 to November 2006. Prior to the acquisition of Storage USA, Mr. Haas served as Executive Vice President of Management for Storage USA from 1994 to July 2005. He was Executive Vice President of Storage USA Management Corp. from 1988 to 1991. During 1991, Mr. Haas became Storage USA Management Corp’s President and COO. Mr. Haas holds a B.S. in business administration, with an emphasis in accounting, from the University of Maryland at College Park. Mr. Haas worked for Arthur Young & Co. for ten years, leaving in 1983 as an Audit Principal. In 1983, Mr. Haas joined a Baltimore, Maryland real estate development / entrepreneur firm. From 1983 through 1988, he fulfilled various roles, including accounting, finance and management of various real estate management and other operating businesses. Mr. Haas was selected to serve as a member of our board based on his experience and extensive knowledge of the self-storage industry and his knowledge of and experience with the Company.

Joseph D. Margolis is Senior Managing Director and Partner at Penzance Properties, a vertically integrated owner, operator and developer of office and other properties in the Washington, D.C. metro area. Previously, Mr. Margolis was a co-founding partner of Arsenal Real Estate Funds, a private real estate investment management firm, from 2004 through 2011. Before forming Arsenal in 2004, Mr. Margolis held senior positions from 1992 to 2004 at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel. Before that, Mr. Margolis worked for The Prudential Insurance Company of America as in-house real estate counsel from 1988 through 1992, and as a real estate associate at the law firm of Nutter, McClennen & Fish from 1986 through 1988. Mr. Margolis is a graduate of Harvard College (cum laude 1983) and Columbia University School of Law. He has been a member of our board of directors since February 2005. Mr. Margolis was selected to serve as a member of our board due to his extensive experience in commercial real estate investing, capital markets activities and investment management of institutional funds. In addition, Mr. Margolis’ experience and involvement with Extra Space Storage dates to 1998, providing him with a significant knowledge of the Company and key personnel.

Diane Olmstead is Co-CEO of W3 Partners, which she co-founded in 2009 with Susan Sagy. Ms. Olmstead oversees W3’s acquisitions, financing activities, fundraising and client relations. Ms. Olmstead has 33 years of direct experience in investing, corporate finance and capital-raising. During that time, she has originated and closed over $2 billion in loans, property acquisitions and joint ventures, and has executed the workout and restructuring of over $1.3 billion of real estate assets. Prior to co-founding W3, Ms. Olmstead was a principal at CIM Group from 2005 to 2009. Ms. Olmstead opened their San Francisco office where she headed acquisitions and development in Northern California and the Pacific Northwest and was a voting member of the Investment Committee. Prior to CIM Group, from 2000 to 2005, Ms. Olmstead was an Executive VP of iStar and responsible for all activities in iStar’s Western Region, including origination of structured finance transactions and acquisition of triple net lease assets. From 1983 to 2000, Ms. Olmstead worked in positions of asset management, lending, acquisitions and equity raising with Arthur Andersen LLP, USF&G Corporation, Cigna Corporation and Aetna, Inc. Ms. Olmstead received an M.B.A. from Pepperdine University. She serves on the board of Mercy Housing, Inc. and Synedgen, Inc. (a bio-tech company), and is a member of the Urban Land Institute and the Policy Advisory Board of the Fisher Center for Real Estate and Urban Development (U.C. Berkeley). Ms. Olmstead was selected to serve as a member of our board based on her experience in real estate investing, acquisitions and corporate finance.

Roger B. Porter is the IBM Professor of Business and Government and the Master of Dunster House at Harvard University. Mr. Porter served for more than a decade in various senior economic policy positions in the Ford, Reagan and George H.W. Bush White Houses. Under President George H.W. Bush, Mr. Porter served as Assistant to the President for Economic and Domestic Policy from 1989 to 1993. Mr. Porter is a director of Tenneco, Inc., Zions Bancorporation and Packaging Corporation of America. Mr. Porter served as a director of Pactiv Corporation from November 1999 through November 2010. Mr. Porter holds a B.A. from Brigham Young University and was selected as a Rhodes Scholar and Woodrow Wilson Fellow, receiving his B.Phil. from Oxford University. He received his M.A. and Ph.D. from Harvard University. He has been a member of our board of directors since August 2004. Mr. Porter was selected to serve as a member of our board, our lead independent director, and our CNG Committee chairman based on his background as a professor of Business and Government at Harvard University and his service in government, which allows him to bring a unique perspective to the board, including an understanding of broad economic issues and trends, insight into government actions and policy changes, and how such matters may affect our business. In addition, his service on the board of directors of a variety of major public companies provides him an understanding of the strategic, operational and financial issues faced by large public companies.

K. Fred Skousen served as the Advancement Vice President at Brigham Young University until 2009. Previously, he was Dean of the Marriott School of Management and Director of the School of Accountancy at Brigham Young University. Mr. Skousen has been a consultant to the Financial Executive Research Foundation, the Controller General of the United States, the Federal Trade Commission and several large companies. Mr. Skousen has served as a faculty member at the University of Minnesota, the University of California, Berkeley, and the University of Missouri, as well as a faculty resident on the staff of the SEC and a faculty fellow at Price Waterhouse and Co. He served as Director of Research and a member of the Executive Committee of the American Accounting Association, is a former member of the American Institute of CPAs and is a former President of the Utah Association of CPAs. Mr. Skousen earned a B.A. from Brigham Young University and an M.S. and Ph.D. from the University of Illinois. He is the author or co-author of over 50 books and articles on accounting and business topics. He has been a member of our board of directors since August 2004. Mr. Skousen was selected to serve as a member of our board and our Audit Committee chairman based on his expertise, financial literacy and over 40 years of extensive experience in accounting education, research, and consulting with major companies and government agencies, including through his service on several boards of directors and audit committees.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines titled “Corporate Governance Guidelines,” which are available at www.extraspace.com under Investor Relations—Corporate Governance. These principles were adopted by the board of directors to help ensure that the board of directors is independent from management, adequately oversees management and that the interests of the board of directors and management align with the interests of our stockholders.

Director Independence

In accordance with the NYSE rules, the board of directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the listing standards of the NYSE. We have not adopted any additional standards for independence outside those listed by the NYSE. The listing requirements of the NYSE require that a majority of the members of a listed company’s board of directors and that all members of its audit committee and compensation, nominating and governance committee be independent.

Based on these standards, the board of directors has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

Joseph D. Margolis

Diane Olmstead

Roger B. Porter

K. Fred Skousen

Nomination of Directors

The CNG Committee is responsible for screening potential director candidates and recommending qualified candidates to the board of directors for nomination. The CNG Committee’s policy is to consider director candidates recommended by stockholders. Stockholder nominations of directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the committee to assess his or her qualifications. Nominations should be addressed to the Company’s Corporate Secretary at the following address:

Extra Space Storage Inc.

Attn: Corporate Secretary

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

Recommendations received from stockholders will be considered and processed subject to the same criteria as candidates nominated by the CNG Committee, as discussed below.

Qualifications

The board of directors has developed criteria that are designed to describe the qualities and characteristics desirable for the board of directors as a whole in order to provide a broad diversity of experience, professions, skills and backgrounds. The criteria and the effectiveness of our nomination policies are reviewed annually by the CNG Committee and the board of directors. In general, they require that each director or nominee:

•	is committed to enhancing long-term stockholder value and possesses a high level of personal and professional ethics;

•	has sound business judgment and integrity;

•	has financial literacy or other business or professional experience relevant to understanding our business;

•	has the ability to think and act independently; and

•	has demonstrated the capacity to work constructively with others.

Communications with the Board and its Committees

Any stockholder or other interested party may communicate with the board of directors, the independent board members, the Chairman, any of the committees of the board of directors, or one or more of its individual members, by directing correspondence to any such individual or group of individuals in care of the Corporate Secretary, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 or by referring to the “Stockholder Communication Policy” at www.extraspace.com under Investor Relations—Corporate Governance.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics (the “Code”) outlines the principles of conduct and ethics to be followed by our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code is to:

•	promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

•	promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by the Company;

•	promote compliance with applicable governmental laws, rules and regulations;

•	promote the prompt internal reporting to an appropriate person or committee of violations of the Code;

•	promote accountability for adherence to the Code;

•	provide guidance to employees, officers and directors to help them recognize and deal with ethical issues; and

•	provide mechanisms to report unethical conduct and help foster our longstanding culture of honesty and accountability.

A copy of the Code has been provided to, and signed by, each of our directors, officers and employees. A copy of the Code may be found on our website at www.extraspace.com under Investor Relations—Corporate Governance.

Whistleblowing and Whistleblower Protection Policy

The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so by (a) calling the Compliance Hotline at 1-800-637-9894, (b) emailing the Company’s Compliance Email Box at whistleblower@extraspace.com, or (c) delivering the report via regular mail, which may be mailed anonymously, to the Audit Committee, c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121.

LEADERSHIP STRUCTURE, RISK OVERSIGHT, MEETINGS AND COMMITTEES OF THE BOARD

Leadership Structure

Our board of directors is currently comprised of seven directors, four of whom are independent under the listing standards of the NYSE. Independent directors and management have different perspectives and roles in strategy development and execution. Our independent directors bring experience, oversight and expertise from outside the Company and across various industries and disciplines, including the self-storage industry, finance, public company management and academics, while our Executive Chairman, CEO and former COO bring extensive company-specific experience and expertise to their roles.

Mr. Woolley serves as the Company’s Executive Chairman, and Mr. Kirk serves as the Company’s CEO and as a director. In addition, Mr. Haas formerly served as the Company’s Executive Vice President of

Operations and COO. We believe this arrangement enables Messrs. Kirk, Woolley and Haas to provide strategic vision and leadership to the Company in their roles as directors and officers (or former officer, in the case of Mr. Haas). Mr. Woolley and Mr. Haas have extensive experience in the industry and an in-depth understanding of the elements of our business that impact our strategy. Mr. Kirk is an experienced executive with the company-specific knowledge, skills and capacity to carry out the role of CEO with excellence as he provides leadership and direction for the tactical execution of the Company’s business plans and strategic initiatives.

The board has a governance structure that includes regular meetings of the independent directors in executive session and with the Company’s internal auditors, external auditors and other consultants. Our board of directors has appointed Roger B. Porter as the lead independent director to help facilitate and strengthen the role of the independent directors. The lead independent director: (1) chairs all executive sessions of the board; (2) consults with management and the other members of the board regarding board meeting agendas; (3) serves as the principal liaison between management and the independent directors; and (4) performs such other functions as the board of directors or independent directors may designate from time to time.

Risk Oversight

The board of directors believes that an important part of its responsibilities is to oversee and coordinate with management to assess the major risks that we face and to review our options for monitoring and controlling these risks. At board meetings, management discusses with the board of directors matters of particular importance or concern, including any significant areas of risk meriting board attention. The Audit Committee has specific responsibility for discussing and reviewing policies with respect to risk assessment and risk management, including setting guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee takes an active role in this process and communicates the results to the full board of directors. The CNG Committee oversees risks relating to our compensation policies and practices, as well as CEO and executive officer succession, and provides reports to the full board of directors. The CNG Committee works with a compensation risk analysis committee that is comprised of members of management, which has the responsibility to review our compensation policies as they relate to risk management practices and risk-taking incentives. We have conducted a risk assessment of our compensation programs and policies from a legal, human resources, auditing and risk management perspective and reviewed and discussed this assessment with the CNG Committee. Based on this assessment, we concluded that we do not have any compensation programs or practices which would reasonably be likely to have a material adverse effect on our Company.

Attendance at Meetings of the Board and its Committees

The board of directors holds at least four regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to attend all regularly scheduled and special meetings, unless unusual circumstances make attendance impractical. The board of directors may also take action from time to time by written or electronic consent. For the year ended December 31, 2014, the board of directors conducted a total of six meetings. Each director attended at least 75% of the meetings of the board of directors and of any committees on which he or she served during this period.

Meetings of Independent Directors

The independent directors hold regularly scheduled meetings in executive session without the presence of management. The lead independent director chairs these sessions. Roger B. Porter currently serves as the lead independent director. Stockholders wishing to communicate directly with Mr. Porter or the independent directors may send correspondence addressed in care of:

Extra Space Storage Inc.

Attn: Corporate Secretary

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

Committees of the Board of Directors

The board of directors has two standing committees: the Audit Committee and the Compensation, Nominating and Governance Committee. The committees on which each director serves are listed above in “Information about the Board of Directors and its Committees—Nominees for Directors.”

Audit Committee

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the independent auditors for the Company, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditors. The Audit Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of the financial statements and reports and compliance with laws, regulations and corporate policies of the Company. Additionally, the Audit Committee oversees the independent auditor’s qualifications, performance and independence; monitors communications with the independent auditor; and monitors the performance of the internal audit function at the Company. A copy of the Audit Committee’s charter is available at the Company’s website www.extraspace.com under Investor Relations—Corporate Governance.

Mr. Skousen is the chairman and Mr. Margolis, Ms. Olmstead and Mr. Porter serve as members of the Audit Committee. In accordance with the rules of the NYSE, the board of directors has determined that each of the current members of the Audit Committee is independent as defined by the Audit Committee’s charter and Section 303A of the NYSE Listing Standards.

The board of directors has determined that Mr. Skousen is an “audit committee financial expert” as defined in the SEC’s Regulation S-K, Item 407(d)(5).

Report of the Audit Committee

The Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, as well as the Company’s compliance with corporate policies and legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. During fiscal year 2014, the Audit Committee met eleven times, and discussed with the CEO, Chief Financial Officer (“CFO”), Principal Accounting Officer, internal auditors and independent registered public accounting firm (external auditors), the SEC filings that contained financial information, prior to their public release. The Audit Committee’s meetings include executive sessions with the Company’s external and internal auditors, in each case without the presence of the Company’s management.

In discharging its oversight responsibility, the Audit Committee received from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors’ independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, internal auditors and external auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization and responsibilities. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks.

In carrying out its responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its external auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the external auditors;

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program; and

•	reviews, approves and/or ratifies related-party transactions for which such approval is required under applicable law, including SEC and NYSE rules.

During fiscal year 2014, management advised the Audit Committee that each set of financial statements reviewed and discussed with management by the committee had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the external auditors of matters required to be discussed pursuant to Auditing Standard No.16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Rule 3526 of the PCAOB (Communication with Audit Committees Concerning Independence).

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee met privately with the Company’s Director of Internal Audit and continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee conducted a performance self-evaluation for review with the board of directors that included a comparison of the performance of the Audit Committee with the requirements of its charter.

As set forth in the Audit Committee’s charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing the principles, policies, internal controls and procedures surrounding the financial statements as well as monitoring management’s follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and annually auditing the effectiveness of the Company’s internal controls over financial reporting and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

Taking all of these reviews and discussions into account, the Audit Committee members listed below recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Submitted by the Audit Committee,

K. Fred Skousen (Chairman)

Joseph D. Margolis

Diane Olmstead

Roger B. Porter

Compensation, Nominating and Governance Committee

The CNG Committee operates under a written charter adopted by the board of directors, a copy of which is posted on the Company’s website at www.extraspace.com under Investor Relations—Corporate Governance. The CNG Committee assesses the adequacy of its charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the CNG Committee’s primary duties and responsibilities as follows:

•	set corporate governance principles;

•	adopt a code of ethics;

•	monitor the Company’s compliance with corporate governance requirements of federal and state law and the rules and regulations of the NYSE;

•	review and determine the desirable balance and diversity of experience, qualifications and expertise among members of the board of directors;

•	review possible candidates for membership on the board of directors (including nominations proposed by stockholders) and recommend a slate of nominees for election as directors at the Company’s annual meeting of stockholders;

•	review the function and composition of the committees of the board of directors and recommend membership on such committees;

•	oversee the board of directors’ evaluation of itself and its committees;

•	examine periodically the philosophy and structure of the Company’s compensation programs; and

•	oversee and act on behalf of the board of directors with respect to the benefit and compensation plans of the Company.

The CNG Committee’s primary responsibilities with respect to compensation are to:

•	establish the Company’s total compensation philosophy, and ensure that the compensation programs of the Company reflect that philosophy;

•	establish the compensation of the CEO;

•	review and approve the CEO’s compensation recommendations with respect to other executives;

•	monitor awards under the Company’s equity compensation plans; and

•	report to the board of directors in its meetings and executive sessions.

In performing its duties, the CNG Committee has the authority to take such action as it deems appropriate to implement the purposes of the CNG Committee. The CNG Committee may retain legal, accounting or other consultants, and meet in separate executive sessions with the Company’s management and employees and its compensation consultant.

The CNG Committee has retained Mercer as its independent compensation consultant to advise the CNG Committee in connection with matters pertaining to director and executive compensation, including advising as to market levels and practices, plan design and implementation, peer group consulting and compensation best practices and governance principles. Mercer also provides other services to the Company. Fees paid to Mercer during 2014 for director and executive compensation consulting services totaled $49,080. Fees paid to Mercer for healthcare administration services in 2014 totaled $85,000. The CNG Committee has determined, and Mercer has affirmed, that Mercer’s work does not present any conflicts of interest and that Mercer is independent. In reaching these conclusions, the CNG Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards.

During the year ended December 31, 2014, Mr. Porter was the chairman and Messrs. Margolis and Skousen served as members of the CNG Committee. During 2014, the CNG Committee held six meetings.

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

All members of the CNG Committee are independent under NYSE listing standards. During 2014 none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the board of directors of the Company or on the CNG Committee of the board of directors. No member of the CNG Committee has ever been an officer or employee of the Company or any of its subsidiaries.

Policy Regarding Board Attendance at Stockholders Meetings

We encourage attendance at stockholders meetings by members of the board of directors and senior executives so that stockholders will have the opportunity to meet and question a representative group of our directors and senior executives. All of our then-current board members attended the 2014 annual meeting of stockholders.

DIRECTOR COMPENSATION

All non-employee directors receive an annual board retainer fee of $65,000 to be paid in cash, and an award on the date of each annual meeting of shares of common stock equivalent in value to $85,000, with the number of shares determined by the closing price of our common stock on the date of the annual meeting. The lead independent director receives an additional annual retainer fee of $10,000. Directors who serve as the chair of the Audit Committee and CNG Committee receive an annual committee retainer fee of $20,000. Directors who serve on the Audit Committee and CNG Committee receive an annual committee retainer fee of $7,500. The following table presents the compensation paid to the Company’s non-employee directors in 2014:

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($)	All other compensation ($)	Total ($)
Karl Haas	$48,750	$85,000	$—	$—	$133,750
Joseph D. Margolis	80,000	85,000	—	—	165,000
Diane Olmstead	72,500	85,000	—	—	157,500
Roger B. Porter	102,500	85,000	—	—	187,500
K. Fred Skousen	92,500	85,000	—	—	177,500

Total	$396,250	$425,000	$—	$—	$821,250

(1)	Each non-employee director received 1,641 shares of common stock on May 21, 2014. Dollar amounts represent grant date fair value of such grants as determined in accordance with Accounting Standards Codification 718, “Stock Compensation” (“ASC 718”) using the assumptions to value such awards reported in the notes to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC.

Stock Ownership Guidelines for Directors

We have stock ownership guidelines which require each of our non-employee directors, within five years after appointment to the board, to hold shares of our common stock, restricted stock or stock options (whether or not vested) with a value equal to the sum of five times the annual board retainer. These stock ownership guidelines align our directors’ interests with those of our stockholders by ensuring non-employee directors hold equity in the Company. Each non-employee director has met these guidelines as of December 31, 2014.

EXECUTIVE OFFICERS

Information for Spencer F. Kirk and Kenneth M. Woolley is contained above under the heading “Information about the Board of Directors and its Committees—Nominees for Directors.” Information with regard to our other executive officers is presented below. All of our executive officers are elected as officers at the annual organizational meeting of the board of directors held following each annual meeting of stockholders.

P. Scott Stubbs, 47, has served as our Executive Vice President and CFO since December 2011. He served as the Senior Vice President Finance and Accounting since our inception, and the Corporate Controller of our predecessor beginning in December 2000. Prior to joining our predecessor, Mr. Stubbs served as Chief Financial Officer of the Lyon Company from June 2000 through December 2000. From 1995 through 2000, he served as the U.S. Controller of Critchley Inc. and from November 1992 through June 1995, he worked at Neilson, Ellgren, Durkin & Co. as a consultant. Mr. Stubbs is a licensed CPA and holds a B.S. and a Masters in Accountancy from Brigham Young University.

Charles L. Allen, 65, has served as our Executive Vice President and CIO since July 2013. Previously, he was our Executive Vice President and Chief Legal Officer (“CLO”) and Secretary from November 2006 to July 2013 and was our Senior Vice President, CLO and Secretary from our formation to 2006. He was the General Counsel of our predecessor from 1998 to 2002. From 2002 to 2003, he served as our Senior Vice President of Development. Before joining our predecessor, Mr. Allen was a Senior Managing Partner at Allen, Nelson, Hardy & Evans and Associate General Counsel for Megahertz Corporation. Mr. Allen holds a B.S. in accounting from Brigham Young University and a J.D. from the J. Reuben Clark Law School of Brigham Young University.

James L. Overturf, 48, has served as our Executive Vice President and Chief Marketing Officer (“CMO”) since May 2014. Previously, he held senior leadership positions with the Company in marketing and investor relations from August 2004 to May 2014 under various titles including Senior Vice President of Marketing and Senior Vice President of Investor Relations. Mr. Overturf also served as Vice President of Marketing for our predecessor from February 1999 to August 2004. Prior to joining our predecessor, he was Director of Marketing at 3Com Megahertz Corporation from November 1997 to February 1999. From May 1994 to August 1997, he served as Marketing Manager at Fidelity Trust Company, a subsidiary of Fidelity Investments. Mr. Overturf holds a B.S. in marketing from Montana State University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Philosophy

The philosophy underlying our executive compensation policies is to align management’s incentives with the long-term interests of stockholders and to be competitive with comparable employers. Accordingly, we have structured the executive compensation program to:

•	reinforce a results-oriented culture with executive pay that reflects Company and individual performance against business objectives and high ethical standards;

•	provide compensation that attracts, retains and motivates key executives;

•	emphasize variable performance-based compensation, commensurate with an executive’s increasing responsibilities; and

•	align the interests of stockholders and the Company’s executives by implementing compensation programs that provide for acquiring and retaining significant equity interests in the Company by senior executives.

Setting Executive Compensation

Based on our philosophy underlying executive compensation policies, we place significant emphasis on annual and long-term performance-based incentive compensation, including base salaries, annual cash and equity incentives, and long-term equity based incentive awards, which are all designed to reward our executives based on the achievement of predetermined company and individual goals. We also consider historical compensation levels as well as other industry conditions and the overall effectiveness of our compensation program.

In order to ensure the fulfillment of the general philosophy as outlined above and to assist in establishing the Company’s aggregate level of compensation, the CNG Committee engages a nationally recognized compensation consulting firm, Mercer, which reports directly to the CNG Committee.

Working with Mercer, the CNG Committee developed a list of 17 comparable real estate investment trusts (“REITs”) that are similar to the Company in enterprise value, number of employees, number of properties, and total revenue. The committee also took into consideration such elements as joint venture properties and unconsolidated revenues. The companies used in the comparator group are:

• American Campus Communities	• Home Properties Inc.
• Apartment Investment and Management Company	• Liberty Property Trust
• AvalonBay Communities, Inc.	• Public Storage
• Camden Property Trust	• Regency Centers Corporation
• Colonial Properties Trust	• Sovran Self Storage, Inc.
• CubeSmart	• Taubman Centers, Inc.
• Duke Realty Corporation	• UDR, Inc.
• Equity Lifestyle Properties, Inc.	• Weingarten Realty Investors
• Essex Property Trust, Inc.

The group includes three direct competitors, Sovran Self Storage, Inc., Public Storage and CubeSmart. The remaining companies represent publicly traded REITs with market capitalizations comparable to Extra Space and that generally recruit individuals to fill senior management positions who are similar in skills and background of those recruited by us.

The CNG Committee attempts to design programs that deliver total compensation for executives that approximates the 50th percentile (size adjusted) of the comparator group for the achievement of “at target” performance. Actual payouts may be above or below the 50th percentile depending on actual performance compared to the target and based on individual performance related goals. The CNG Committee does not have a pre-established policy for the allocation of compensation between cash, non-cash compensation and long-term incentive compensation.

Mercer prepares market data based on our comparator group regarding salary, annual cash incentive award targets, and long-term incentive compensation awards. They also provide advice directly to the CNG Committee as it makes decisions with respect to compensation for the CEO. Our CEO reviews and recommends to the committee the annual salary, incentive plan target and long-term stock-based compensation for each of our named executive officers and other key management personnel. The committee reviews those recommendations and makes a final determination with respect to such compensation. The compensation that is developed for each of these officers is based on competitive market data and on the CEO’s recommendations regarding the executive’s overall contributions, past performance and anticipated future contributions. The committee reviews separately and sets the compensation of the CEO based on competitive market data as well as the committee’s assessment of his performance and anticipated future contributions. None of the executive officers are present during CNG Committee deliberations or decisions regarding such executive’s compensation.

The following describes each element of our executive compensation program, along with a discussion of the decisions made by the CNG Committee with respect to that aspect of compensation for 2014.

Elements of Executive Officer Compensation and Benefits

In 2014, named executive officers’ total compensation was generally comprised of the following elements designed to complement each other:

•	base salary;

•	annual incentive bonus;

•	long-term incentives through stock options and restricted stock; and

•	other benefits.

As the Company’s largest individual stockholder, the interests of our CEO are already closely aligned with those of our stockholders. Consequently for 2014, the CNG Committee determined to continue to focus Mr. Kirk’s compensation on salary and annual incentives paid in cash.

Base Salary

Base salary is a critical element of executive compensation as it provides executives with assured monthly cash compensation. In determining base salaries, we consider a number of factors including the executive’s qualifications and experience, scope of responsibility, the goals and objectives established for the executive, the executive’s past performance, the salaries paid to the position within the compensation peer group and the relative position of base salaries among executives.

Effective January 1, 2014, the CNG Committee approved salary increases of 3.0% for the named executive officers which were consistent with the pay increases for the entire Company. On June 1, 2014, additional increases of 18% and 15% were given to the CFO and CMO, respectively. These increases were given as a result of the assignment of additional tactical and strategic responsibilities to both of these executives.

Annual Incentive Bonus

The annual incentive bonus provides senior executives an opportunity annually to earn a cash bonus for achieving specified performance-based goals for the fiscal year. Half of these performance-based goals are tied to the financial operating performance of the Company and half to the senior executive’s performance relative to management goals.

The financial performance goals set for 2014 were based on the Company’s achievement of a specific target (the “FFO Target”) related to the Company’s funds from operations (“FFO”). The FFO Target is defined and approved annually by the board of directors. The FFO Target is based on the Company’s FFO, with adjustments agreed to by the board of directors in order to consistently review the performance of management as it relates to FFO. FFO provides relevant and meaningful information about our performance and is the primary measure that we use to assess our operating performance. The portion of bonus based on FFO Target could incrementally increase or decrease based on meeting, exceeding, or failing to meet the FFO Target. For an explanation of how we calculate FFO, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC.

The FFO Target established for 2014 was $2.41 per share. Actual 2014 FFO achieved was $2.52 per share, resulting in the payment of 150% of the portion of the bonus related to the achievement of the FFO goal.

The management goals established for 2014 for our named executive officers are summarized as follows:

•	lead peer group in net operating income growth;

•	maximize core property performance by increasing occupancy, controlling expenses and increasing tenant insurance penetration rates;

•	achieve operational efficiencies by enhancing collaboration and integration of revenue management and search engine marketing to drive strategic initiatives;

•	maximize the customer experience by standardizing branding and completing redevelopment opportunities;

•	maintain leverage ratio and optimize the balance sheet; and

•	expand our platform through property acquisitions and third-party management business.

These goals did not include specific quantitative measures.

The CNG Committee assigned no specific weighting to these management goals, but rather used its subjective discretion to assess overall achievement levels in determining the bonuses. The CEO presented to the CNG Committee his assessment of each executive’s performance (other than his own) in achieving the management goals, and recommended to the CNG Committee that the CFO, CIO, CMO and Executive Chairman be paid between 93% - 96% of the portion of the bonus related to these goals. Following their review, the CNG Committee approved the recommendation of the CEO. After their evaluation of the CEO’s performance relative to the above management goals, the CNG Committee determined that the CEO should receive 96% of the portion of the bonus related to the achievement of the management goals.

The annual bonuses paid to the named executive officers for 2014 are reflected in the “Summary Compensation Table” below.

Long-Term Incentives

The Long-Term Incentive Program allows for awards of stock options and grants of restricted stock. The goals of the Company’s equity awards are to: (1) align the interests of each executive officer with those of our stockholders by providing each individual with a significant incentive to manage the Company from the perspective of a stockholder with an equity stake in the business, and (2) encourage long-term retention of key employees by virtue of vesting conditions imposed on typical equity awards. Employees must remain employed by the Company for a fixed period of time in order for the equity awards to vest fully. Typically, option awards and grants of restricted stock vest over a four-year period at the rate of 25% per year and the options terminate after ten years. Vesting ceases upon termination of employment and unvested options and grants of restricted stock are cancelled upon termination of employment. The right to exercise vested options ceases 90 days after termination of employment, except that in the case of death, disability or retirement, the exercise period extends until one year after such termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. During the vesting period, restricted stock awards may not be sold, transferred or pledged; however, the shares may be voted and receive the payment of nonforfeitable dividends.

Stock option awards and grants of restricted shares are discussed and reviewed at regularly scheduled meetings of the CNG Committee. By taking such actions at regularly scheduled meetings, the CNG Committee seeks to avoid any possible appearance that the grant timing was manipulated to affect the value of the awards. We do not have any program, plan or practice to coordinate stock option grants with the release by us of material non-public information or any other investor relations activities.

The CNG Committee awarded both option and restricted stock grants to the CFO, CIO, CMO and Executive Chairman in 2014, which awards are shown in the “Grants of Plan-Based Awards” table below. The values of the option and restricted stock grants were determined by the CNG Committee based on the recommendation of the CEO taking into consideration the total executive compensation at the comparator group of companies.

Employee Benefits and Other

We provide benefits and perquisites to our named executive officers and other employees, such as medical and life insurance, 401(k) plan, and severance pursuant to the terms of the Company’s change in control plan.

•	Medical Insurance. The Company makes available to each named executive officer and their spouses and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other corporate employees. A portion of the insurance coverage is paid by the Company.

•	Life Insurance. The Company provides each named executive officer such life insurance as the Company may from time to time make available to its other corporate employees.

•	Retirement Benefits. Our executive officers are eligible to participate in our 401(k) defined contribution plan on the same basis as other eligible employees. The Company currently matches 100% of the first three percent of an employee’s compensation contributed by each employee, and 50% of the next two percent of an employee’s compensation contributed.

A description of the severance arrangements we maintain with our named executive officers can be found under “Severance Agreements with Executive Officers” below. We also limit the perquisites that we make available to our executive officers, particularly in light of the potential for abuse associated with such perquisites. Accordingly, our executives are entitled to few benefits that are not otherwise available to all of our employees.

Policy Regarding Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. Since the Company’s named executive officers are employed by either our operating partnership, Extra Space Storage LP, or our management company, Extra Space Management Inc., and not by Extra Space Storage Inc., their compensation is not subject to the deduction limits of Section 162(m).

Stock Ownership Guidelines for Executive and Senior Officers

We have stock ownership guidelines which require each of our executive and senior officers, within five years after appointment as an officer, to hold shares of our common stock, restricted stock or stock options (whether or not vested). These stock ownership guidelines align our officers’ interests with those of our stockholders, ensuring executive and senior officers hold a significant amount of equity in the Company. Each executive and senior officer has met the following guidelines:

CEO	5 times base salary
Executive Vice President	3 times base salary
Senior Vice President	1 times base salary

Impact of Advisory Vote Approving Executive Compensation

At the Company’s 2014 annual meeting of stockholders, an advisory vote was held to approve executive compensation, thereby affording stockholders the opportunity to cast a vote on the compensation programs for our named executive officers. Of the 115,867,509 total shares outstanding, 84% voted on this matter, excluding abstentions and broker non-votes. The result of these votes indicated 97% approval of the compensation paid to our named executive officers. The CNG Committee believes that the results of this vote affirm stockholder support of the Company’s approach to executive compensation, and the CNG Committee did not change its general approach in 2014. The CNG Committee will continue to consider the outcome of advisory stockholder votes regarding executive compensation when making future compensation decisions for our named executive officers.

Compensation Committee Report

The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on our review and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

Submitted by the Compensation, Nominating and Governance Committee

Roger B. Porter, Chairman

Joseph D. Margolis

K. Fred Skousen

Summary Executive Compensation Table

The following table presents the total compensation earned during the years ended December 31, 2014, 2013 and 2012 by our CEO, CFO, CIO, CMO and Executive Chairman. We refer to these executive officers throughout this proxy statement as our named executive officers.

Name and principal position	Year	Salary	Bonus	Non-equity incentive plan compensation (1)	Stock awards (2)	Option awards (2)	All other compensation (7)	Total
Spencer F. Kirk	2014	$1,043,130	$—	$1,267,403	$—	$—	$11,129	$2,321,662
Chief Executive Officer	2013	1,012,748	—	1,250,744	—	—	42,775	2,306,267
	2012	983,250	—	1,219,230	—	—	63,246	2,265,726

P. Scott Stubbs (3)	2014	397,712	—	440,267	460,750	85,413	76,837	1,460,979
Chief Financial Officer	2013	350,000	—	389,025	446,592	78,747	65,789	1,330,153
	2012	300,000	—	279,150	338,562	59,495	57,473	1,034,680

Charles L. Allen (4)	2014	337,821	—	248,298	361,000	66,767	63,316	1,077,202
Chief Investment Officer	2013	327,982	30,000	242,051	348,672	61,556	68,030	1,078,291
	2012	318,429	60,000	235,000	338,562	59,495	62,579	1,074,065

James L. Overturf (5)	2014	307,337	—	258,220	218,500	40,301	35,860	860,218
Chief Marketing Officer

Kenneth M. Woolley (6)	2014	463,500	—	506,837	277,875	51,128	54,306	1,353,646
Executive Chairman	2013	450,000	—	500,175	574,080	101,295	50,361	1,675,911
	2012	225,000	—	243,000	446,246	78,802	30,132	1,023,180

(1)	Represents amounts earned related to the Company’s annual incentive bonus.
(2)	Dollar amounts represent the total grant date fair value of the stock and option awards granted during the year computed in accordance with ASC 718, using the assumptions to value such awards reported in the notes to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

(3)	Base salary for Mr. Stubbs on January 1, 2014 was $360,500. On June 1, 2014 his salary was increased to $425,000.
(4)	On July 8, 2013, Mr. Allen assumed the role of Executive Vice President and CIO. Mr. Allen previously served as Executive Vice President and CLO.
(5)	Base salary for Mr. Overturf on January 1, 2014 was $283,250. On June 1, 2014 his salary was increased to $325,000.
(6)	Mr. Woolley currently serves as the Executive Chairman of the Company. He served as the Executive Chairman and CIO from July 1, 2012 through July 8, 2013. From April 2009 through June 2012, Mr. Woolley served as a director of the Company.
(7)	All other compensation includes:

Name	Year	Defined contribution plans	Group term life insurance premiums	Other medical insurance	Dividends on restricted stock	Total other compensation
Spencer F. Kirk	2014	$—	$540	$10,589	$—	$11,129
P. Scott Stubbs	2014	16,753	540	10,589	48,955	76,837
Charles L. Allen	2014	10,706	540	7,119	44,951	63,316
James L. Overturf	2014	9,041	511	—	26,308	35,860
Kenneth M. Woolley	2014	—	351	7,119	46,836	54,306

Grants of Plan-Based Awards

	Estimated future payouts under non- equity incentive plan awards				All other stock awards: number of shares of stock or units (2)	All other option awards: number of shares underlying options (3)	Exercise or base price of option awards ($/Share)	Grant date fair value of stock and option awards (4)
Name	Threshold	Target (1)	Maximum (1)	Grant date
Spencer F. Kirk
Annual Incentive	$—	$1,043,130	$1,303,913	12/31/2014	—	—	$—	$—

P. Scott Stubbs
Annual Incentive	—	382,500	478,125	12/31/2014	—	—	—	—
Stock awards				2/19/2014	9,700	—	—	460,750
Option awards				2/19/2014	—	7,100	47.50	85,413

Charles L. Allen
Annual Incentive	—	202,693	253,367	12/31/2014	—	—	—	—
Stock awards				2/19/2014	7,600	—		361,000
Option awards				2/19/2014	—	5,550	47.50	66,767

James L. Overtuf
Annual Incentive	—	243,750	304,688	12/31/2014	—	—	—	—
Stock awards				2/19/2014	4,600	—	—	218,500
Option awards				2/19/2014	—	3,350	47.50	40,301

Kenneth M. Woolley
Annual Incentive	—	417,150	521,438	12/31/2014	—	—	—	—
Stock awards				2/19/2014	5,850	—	—	277,875
Option awards				2/19/2014	—	4,250	47.50	51,128

(1)	Amounts relate to the annual incentive bonus as described in the “Annual Incentive Bonus” section above.
(2)	Grants of restricted stock awards under the 2004 Long-Term Incentive Compensation Plan related to the 2014 total compensation package for the named executive officers. The shares have dividend and voting rights and vest ratably over four years following the grant date.

(3)	Grants of stock options under the 2004 Long-Term Incentive Compensation Plan related to the 2014 total compensation package for the named executive officers. The options vest ratably over four years following the grant date. The option exercise price was determined using the closing stock price on the date of the grant.
(4)	Dollar amounts represent the total grant date fair value of the stock and option awards granted during the year computed in accordance with ASC 718, using the assumptions to value such awards reported in the notes to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting
Spencer F. Kirk	35,000	$1,871,800	17,950	$890,679
P. Scott Stubbs	12,500	645,039	12,183	573,021
Charles L. Allen	12,925	666,267	16,320	766,004
James L. Overturf	11,125	575,271	9,245	433,963
Kenneth M. Woolley	—	—	7,707	382,248

Outstanding Equity Awards at Fiscal Year-End

	Option awards						Stock awards
Name	Number of shares underlying unexercised options exercisable		Number of shares underlying unexercised options unexercisable (1)		Option exercise price	Option expiration date	Number of unearned shares that have not vested (2)	Market value of unearned shares that have not vested (3)
Spencer F. Kirk	75,000		—		15.07	9/6/2017	—	—
	130,000		—		6.22	2/17/2019
	77,400		—		12.21	3/5/2020
P. Scott Stubbs	12,500	(4)	—		16.83	4/1/2018	27,047	1,586,036
	27,750	(4)	—		6.22	2/17/2019
	15,600	(4)	—		11.59	2/16/2020
	6,000	(4)	2,000	(4)	19.60	2/8/2021
	4,600		4,600		26.87	2/16/2022
	2,022		6,063		38.40	2/20/2023
	—		7,100		47.50	2/19/2024
Charles L. Allen	4,725		3,575		19.60	2/8/2021	24,835	1,456,324
	4,600		4,600		26.87	2/16/2022
	1,580		4,740		38.40	2/20/2023
	—		5,550		47.50	2/19/2024
James L. Overturf	600		—		15.53	7/14/2015	14,535	852,332
	600		—		16.83	4/1/2018
	1,725		—		6.22	2/17/2019
	3,430		—		11.59	2/16/2020
	1,300		2,000		19.60	2/8/2021
	675		2,550		26.87	2/16/2022
	507		2,868		38.40	2/20/2023
	—		3,350		47.50	2/19/2024
Kenneth M. Woolley	5,500	(5)	5,500	(5)	28.11	5/22/2022	24,999	1,465,941
	2,600		7,800		38.40	2/20/2023
	—		4,250		47.50	2/19/2024

(1)	Stock options vest ratably over four years from the date of grant, which is 10 years prior to the expiration date.
(2)	Mr. Stubbs’ 27,047 shares vest as follows: 2,325 shares vest on February 8, 2015; 6,300 shares vest ratably over the remaining two years on February 16, 2015 and 2016; 8,722 shares vest ratably over the remaining three years on February 20, 2015, 2016, and 2017; and 9,700 shares vest ratably over four years on the anniversary date of grant of February 19, 2014.

Mr. Allen’s 24,835 shares vest as follows: 4,125 shares vest on February 8, 2015; 6,300 shares vest ratably over the remaining two years on February 16, 2015 and 2016; 6,810 shares vest ratably over the remaining three years on February 20, 2015, 2016 and 2017; and 7,600 shares vest ratably over four years on the anniversary of date of grant of February 19, 2014.

Mr. Overturf’s 14,535 shares vest as follows: 2,325 shares vest on February 8, 2015; 3,500 shares vest ratably over the remaining two years on February 16, 2015 and 2016; 4,110 shares vest ratably over the remaining three years on February 20, 2015, 2016 and 2017; and 4,600 shares vest ratably over four years on the anniversary of date of grant of February 19, 2014.

Mr. Woolley’s 24,999 shares vest as follows: 7,937 shares vest ratably over the remaining two years on May 22, 2015 and 2016; 11,212 shares vest ratably over the remaining three years on February 20, 2015, 2016 and 2017; and 5,850 shares vest ratably over four years on the anniversary of date of grant of February 19, 2014.

(3)	Market value at year-end is based on the closing trading price of our stock on December 31, 2014, which was $58.64.
(4)	Options granted to Mr. Stubbs during his term as Senior Vice President Finance and Accounting, prior to his appointment as CFO on December 7, 2011.
(5)	Options granted to Mr. Woolley during his term as Executive Chairman and CIO.

Severance Agreements with Executive Officers

The named executive officers do not have employment agreements with the Company; however, they would receive severance payments upon termination of employment by reason of termination without cause or resignation for good reason within 12 months following a change in control of the Company as defined in the Company’s Executive Change in Control Plan as follows:

•	two years of annual base salary plus two times the greater of the prior year’s bonus or average of the three previous annual bonuses, payable in a lump sum;

•	annual salary and other benefits earned and accrued prior to the termination of employment;

•	lump sum payment equal to the cost of continuing health benefits for two years;

•	outplacement services for six months; and

•	full vesting of equity incentive compensation and any non-qualified pension or deferred compensation benefits.

The following table presents the amounts that would have been received by or paid on behalf of our named executive officers in the event of a change in control within the terms of the Executive Change in Control Plan as of December 31, 2014:

Name	Base Salary	Bonus	Value of Acceleration of Equity Awards (1)	Accrued Benefits (2)	Health Benefits (3)	Total
Spencer F. Kirk	$2,086,260	$2,534,806	$—	$24,022	$21,178	$4,666,266
P. Scott Stubbs	850,000	880,534	2,012,067	39,231	21,178	3,803,010
Charles L. Allen	675,642	496,596	1,899,799	35,081	14,238	3,121,356
James L. Overturf	650,000	516,440	1,106,793	28,750	—	2,301,983
Kenneth M. Woolley	927,000	1,013,674	1,839,073	46,350	14,238	3,840,335

(1)	Represents the value of the acceleration of the unvested options and awards using the closing stock price of $58.64 on December 31, 2014.
(2)	Represents the amount of accrued vacation at December 31, 2014.
(3)	Represents the value of health benefits to be paid on behalf of the executive for the two years after termination.

Equity Compensation Plan Information

The following table presents certain equity compensation plan information as of December 31, 2014:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	568,727	(1)	$16.62	2,270,790	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	568,727		$16.62	2,270,790

(1)	Represents shares issuable pursuant to outstanding options under our 2004 Long-Term Incentive Compensation Plan and our 2004 Non-Employee Directors’ Share Plan.
(2)	Represents shares issuable pursuant to future awards under our 2004 Long-Term Incentive Compensation Plan and our 2004 Non-Employee Directors’ Share Plan.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table presents the beneficial ownership of our common stock, as of the close of business on March 30, 2015 of:

•	each of our directors and nominees for director;

•	each named executive officer noted above; and

•	our directors and executive officers as a group.

The address for each named person is c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, UT 84121. We are not aware of any pledge of our common stock that could result in a change in control of our Company.

Name	Number of Shares Beneficially Owned	Percent of Class (8)
Directors
Kenneth M. Woolley (1)	1,062,152	*
Spencer F. Kirk (2)	3,637,491	3.11%
Karl Haas (3)	132,795	*
Joseph D. Margolis	24,705	*
Diane Olmstead	1,641	*
Roger B. Porter (4)	221,535	*
K. Fred Skousen	37,136	*

Non-Director Named Executive Officers
P. Scott Stubbs (5)	201,678	*
Charles L. Allen (6)	234,695	*
James L. Overturf (7)	103,853	*
All directors and executive officers as a group (10 persons)	5,657,681	4.84%

*	Less than 1.0%
(1)	Amounts include 24,999 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant. Amounts shown in the table include options to acquire 14,513 shares of common stock that can be exercised within 60 days of March 30, 2015. Amounts also include 1,000,000 shares that were pledged as collateral on a loan. As of March 20, 2015, approximately $28.0 million was outstanding on the loan.
(2)	Includes 2,427,476 shares of common stock which are held by Krispen Family Holdings, L.C., an entity in which Mr. Kirk has shared voting and investment power. Mr. Kirk has no pecuniary interest in 50.5% of such shares and disclaims beneficial ownership. Includes 123,215 shares of common stock which are held by The Kirk 101 Trust. Mr. Kirk has no pecuniary interest in any of these shares and disclaims beneficial ownership. Amounts shown in the table include options to acquire 282,400 shares of common stock that can be exercised within 60 days of March 30, 2015. Amounts include 2,427,476 shares that were pledged as collateral on a loan. As of March 31, 2015, approximately $1.1 million was outstanding on the loan.
(3)	Amounts include 11,834 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant.
(4)	Includes 100,000 shares of common stock which are held by Roger Blaine Porter 2012 Trust, an entity in which Mr. Porter has shared voting and investment power and beneficial ownership.
(5)	Amounts include 27,047 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant. Amounts shown in the table also include the options to acquire 76,568 shares of common stock that can be exercised within 60 days of March 30, 2015.

(6)	Amounts include 24,835 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant. Amounts shown in the table also include options to acquire 19,748 shares of common stock that can be exercised within 60 days of March 30, 2015.
(7)	Amounts include 14,535 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions . The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant. Amounts shown in the table also include options to acquire 13,906 shares of common stock that can be exercised within 60 days of March 30, 2015.
(8)	For each person included in the table, percent of class is calculated by dividing the number of shares of our common stock beneficially owned by that person by the sum of (a) 116,458,159 shares of our common stock outstanding as of March 30, 2015 plus (b) the number of options to acquire common stock beneficially owned by such person that can be exercised within 60 days of March 30, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, our directors, executive officers and holders of 10% or more of our common stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company’s common stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to us by the persons required to make such filings, we believe that all filing requirements were met in 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Company recognizes that related party transactions present a heightened risk of conflicts of interest (or the perception thereof), and therefore has adopted a written policy pursuant to which all related party transactions will be subject to review and approval or ratification in accordance with the procedures set forth in the policy. A related party transaction is defined in our policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, or any successor provision as then in effect.

The policy provides that related party transactions are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board of directors. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and NYSE rules.

In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board of directors may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters deemed appropriate.

Related Party Transactions

SpenAero, L.C.

From time to time, the Company leases a private jet from SpenAero, L.C. (“SpenAero”), an affiliate of Spencer F. Kirk, the Company’s CEO. Under the terms of the lease agreement, the Company pays SpenAero for specific operating expenses and a defined hourly rate for each flight hour it uses. In the fiscal year ended December 31, 2014, the Company paid SpenAero a total of $1.1 million. The Company is not required to lease any minimum number of hours on the aircraft. The lease rates and other charges by SpenAero to the Company in connection with the lease are similar in nature and amount to those provided to similar aircraft lessees not affiliated with the Company.

Extra Space of Pico Rivera Two, LLC

Spencer F. Kirk, the Company’s CEO, and Kenneth M. Woolley, the Company’s Executive Chairman, owned a self-storage property located in Pico Rivera, California. The Company managed the property for a fee similar to that charged to unaffiliated parties. On March 4, 2014, the Company purchased this property for $4.9 million; an amount which the Company believes represented the fair market value of the property on that date.

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING

Item 1.  Election of Directors

Nominees

In accordance with the provisions of our charter and bylaws, each member of the board of directors is elected at the annual meeting. Each member of the board of directors elected will serve for a term expiring at the annual meeting of stockholders in 2016, and until his or her successor has been duly elected and qualifies, or until his or her resignation or removal. Messrs. Kenneth M. Woolley, Spencer F. Kirk, Karl Haas, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen and Ms. Diane Olmstead are the nominees for election to the board of directors.

We have not received notice of any additional candidates to be nominated for election as directors at the 2015 annual meeting of stockholders and the deadline for notice of additional candidates has passed. Consequently, the election of directors will be an uncontested election and the provisions of our bylaws providing for majority voting in uncontested elections will apply. Under majority voting, to be elected as a director, a nominee must receive votes “FOR” his or her election constituting a majority of the total votes cast for and against such nominee at the annual meeting at which a quorum is present. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be re-elected, he or she must submit his or her resignation to the board of directors. Our CNG Committee will consider such tendered resignation and recommend to the board whether to accept it. The board of directors will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal.

Each of the nominees has consented to serve if elected. If, before the annual meeting, any of them becomes unable to serve, or chooses not to serve, the board of directors may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute.

Biographical information about each of the nominees is found at the beginning of this proxy statement. See “Information about the Board of Directors and its Committees—Nominees for Directors.”

Recommendation of the Board of Directors

Our board of directors recommends that you vote FOR the election of Kenneth M. Woolley, Spencer F. Kirk, Karl Haas, Joseph D. Margolis, Diane Olmstead, Roger B. Porter and K. Fred Skousen as directors for the term expiring at the 2016 annual meeting of stockholders, and until their respective successors are duly elected and qualify.

Item 2.  Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015. Ernst & Young LLP has acted as the Company’s independent registered public accounting firm since April 2005, and our management considers the firm to be well qualified.

We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the PCAOB and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.

Our charter and bylaws do not require that stockholders ratify the appointment of the independent registered public accounting firm. We are submitting the appointment for ratification because the board of directors believes it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company.

A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fee Table

The following table presents the aggregate fees for professional audit services rendered for the integrated audits of our annual financial statements for the years ended December 31, 2014 and 2013, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years and for the testing of our internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002, and fees billed for other services rendered during those periods.

	2014	2013
Audit fees (1)	$1,187,264	$1,590,131
Audit—related fees (2)	—	—
Tax fees (3)	728,962	480,606
All other fees	—	—

	$1,916,226	$2,070,737

(1)	Audit fees consist of services rendered for the audit of our annual financial statements and other financial disclosures, audit of our internal control over financial reporting, review of the consolidated financial statements included in our Form 10-Q filings, consents issued related to registration statements and issuance of comfort letters.
(2)	Audit-related fees represent professional fees for accounting consultation and other attest engagements.
(3)	Tax fees represent professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Services by the Independent Registered Public Accounting Firm

In accordance with its charter and applicable rules and regulations adopted by the SEC, the Company’s Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by our independent registered public accounting firm that are neither pre-approved by the Audit Committee on an annual basis nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Skousen, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. Mr. Skousen reports any decision to pre-approve such services to the Audit Committee at its next regular meeting. All of the fees described in the table above were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Item 3.   Approval of the Compensation of the Named Executive Officers

The Company requests stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this proxy statement). In accordance with the results of the 2011 stockholder advisory vote regarding the frequency of the advisory vote on the Company’s executive compensation, this advisory vote will be presented on an annual basis unless otherwise disclosed.

As described in the Compensation Discussion and Analysis of this proxy statement, our executive compensation program is designed to reinforce a results-oriented culture with executive pay that reflects Company and individual performance against business objectives and high ethical standards, with an emphasis on variable performance-based compensation. Our compensation program is designed to attract, retain and motivate key executives and align their interests with that of our stockholders. As such, we believe that our executive compensation program and the corresponding executive compensation, detailed in the compensation tables and related narrative of this proxy statement, are strongly aligned with the long-term interests of our stockholders.

As an advisory vote, this proposal is not binding upon the Company. However, our CNG Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in Extra Space Storage Inc.’s Proxy Statement for the 2015 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

Item 4:  Approval of the Extra Space Storage Inc. Incentive Award Plan

We are asking our stockholders to approve the Extra Space Storage Inc. 2015 Incentive Award Plan (the “2015 Plan”). Our board of directors adopted the 2015 Plan on March 31, 2015, subject to stockholder approval. The 2015 Plan will become effective on the date of the annual meeting, subject to approval by our stockholders. Unless and until our stockholders approve the 2015 Plan, we will continue to grant awards under the terms of our existing 2004 Long Term Incentive Compensation Plan (as most recently amended and restated in 2008, the “2004 Plan”) and our 2004 Non-Employee Directors’ Share Plan (the “Directors’ Plan”) using the shares available for issuance thereunder.

The 2015 Plan is intended to replace our 2004 Plan and the Directors’ Plan. Upon stockholder approval of the 2015 Plan, the 2015 Plan will become effective and will supersede and replace in its entirety the 2004 Plan and the Directors’ Plan, and no further awards will be granted under the 2004 Plan or the Directors’ Plan; however, the terms and conditions of the 2004 Plan and the Directors’ Plan will continue to govern any outstanding awards granted thereunder. If the 2015 Plan is not approved by our stockholders, the 2015 Plan will not become effective, the 2004 Plan and the Directors’ Plan will continue in effect, and we may continue to grant awards under the 2004 Plan and the Directors’ Plan, subject to their terms, conditions and limitations, using the shares available for issuance thereunder.

Key Features of the 2015 Plan

We depend on the performance and commitment of our employees to succeed. The use of equity-based long-term incentives assists us in attracting, retaining, motivating and rewarding talented employees. Providing equity grants creates long-term participation in our Company and aligns the interests of our employees with the interests of our stockholders. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.

The 2015 Plan reflects a broad range of compensation and governance best practices, with some of the key features of the 2015 Plan as follows:

•	No Increase to Share Reserve Above 2004 Plan Share Reserve. The share reserve under the 2015 Plan will be the same as the existing share reserve under the 2004 Plan. As a result, we are not asking for an increase in the number of shares currently available for issuance under our equity plans.

•	No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the 2015 Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the 2015 Plan (other than adjustments in connection with certain corporate reorganizations and other events).

•	No Single-Trigger Vesting of Awards. The 2015 Plan does not provide for single-trigger accelerated vesting provisions for changes in control unless awards are not assumed or substituted by the surviving entity.

•	No Repricing of Awards. Awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•	Limitations on Dividend Payments on Performance Awards. Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

•	Limitations on Grants. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2015 Plan during any calendar year is 1,000,000 shares (which represents a reduction from the individual annual award limit under the 2004 Plan), the maximum amount that may be paid under a cash award pursuant to the 2015 Plan to any one participant during any calendar year period is $5,000,000, and the maximum aggregate value, determined as of the grant date under applicable accounting standards, of awards that may be granted to any non-employee director pursuant to the 2015 Plan during any calendar year is $500,000.

•	No In-the-Money Option or Stock Appreciation Right Grants. The 2015 Plan prohibits the grant of options or stock appreciation rights (“SARs”) with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

•	Independent Administration. The CNG Committee of our board of directors, which consists of two or more non-employee directors, generally will administer the 2015 Plan if it is approved by stockholders. The full board of directors will administer the 2015 Plan with respect to awards granted to non-employee directors.

•	REIT Protective Provisions. The 2015 Plan contains provisions that prohibit awards that would jeopardize our status as a REIT.

Outstanding Awards Under Existing Plans — Ability to Grant Future Equity Awards is Limited

The table below presents information about the number of shares that were subject to various outstanding equity awards under the 2004 Plan and the Directors’ Plan, and the shares remaining available for issuance under such plans, each at March 16, 2015.

	Number of Shares (#)	As a % of Shares Outstanding (1)	Dollar Value ($) (2)
2004 Plan
Shares Subject to Outstanding Restricted Stock Awards	282,379	0.24%	$18,371,578
Shares Subject to Outstanding Stock Options	573,493	0.49%	$37,311,455
Weighted-Average Exercise Price of Options	$19.56
Weighted-Average Remaining Term of Options	5.01 years
Shares Remaining Available for Issuance	1,771,853	1.52%	$115,276,756

Directors’ Plan
Shares Subject to Outstanding Restricted Stock Awards	—
Shares Subject to Outstanding Stock Options	—
Weighted-Average Exercise Price of Options	—
Weighted-Average Remaining Term of Options	—
Shares Remaining Available for Issuance	403,076	0.35%	$26,224,125

(1)	Based on the number of shares of our common stock outstanding as of March 16, 2015 (116,451,334 shares).
(2)	Based on the closing price per share of our common stock on March 16, 2015 ($65.06).

Background for the Determination of the Share Reserve Under the 2015 Plan

In its determination to approve the 2015 Plan, including maintaining the share reserve thereunder at the same level as the share reserve under the 2004 Plan (as described below under “Size of Share Pool; Limitation on Awards and Shares Available),” the board of directors reviewed an analysis prepared by Mercer, its independent compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics and the costs of the 2015 Plan, including the estimated stockholder value transfer cost. Specifically, the board of directors considered that:

•	The share reserve under the 2015 Plan will be the same as the existing share reserve under our 2004 Plan. If the 2015 Plan is approved, it will represent the only equity plan under which we will be able to grant future equity awards and we will no longer grant awards under the 2004 Plan or the Directors’ Plan.

•	In determining not to increase the share reserve under the 2015 Plan over the existing share reserve under the 2004 Plan, the board of directors considered our historic burn rate. In 2014, 2013 and 2012, we granted equity awards representing a total of approximately 115,125 shares (net of forfeitures), 163,354 shares (net of forfeitures) and 232,244 shares, respectively, under the 2004 Plan and the Directors’ Plan. This level of equity awards represents a three-year average burn rate of approximately 0.2% of fully diluted common shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.

•

We expect the share authorization under the 2015 Plan to provide us with enough shares for awards for approximately eight to nine years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the 2004 Plan, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2015 Plan could last for a shorter or longer time.

•	In 2014, 2013 and 2012, the end of year overhang rate was 2.7%, 3.1%, and 3.8%, respectively. If the 2015 Plan is approved, we expect our overhang at the end of 2015 will be approximately 2.4%. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

•	Mercer’s analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares under the 2015 Plan is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the board of directors has determined that the size of the share reserve under the 2015 Plan is reasonable and appropriate at this time. The board of directors will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Stockholder Approval Requirement

Stockholder approval of the 2015 Plan is necessary in order for us to (1) meet the stockholder approval requirements of the NYSE, (2) take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (3) grant incentive stock options (“ISOs”) thereunder.

Specifically, approval of the 2015 Plan will constitute approval of the performance criteria set forth in the Plan pursuant to the stockholder approval requirements of Section 162(m) of the Code, which will enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) through our 2020 annual meeting of stockholders, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the 2015 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.

Summary of the 2015 Plan

General

The 2015 Plan is intended to promote the interests of the Company and its stockholders by providing employees, consultants and eligible non-employee directors with incentives and rewards to encourage them to continue in the service of the Company or its affiliates. The 2015 Plan is designed to serve this goal by providing such individuals with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. Our board of directors believes our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance stockholder value. The principal features of the 2015 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2015 Plan itself, a copy of which is attached to this proxy statement as Appendix A. You are encouraged to read the 2015 Plan in its entirety.

Administration

The 2015 Plan will be administered by the CNG Committee. Unless otherwise determined by our board of directors, the CNG Committee will consist solely of two or more non-employee directors of the Company appointed by our board of directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of the rules under Section 16 of the Exchange Act and an “independent director” under the rules of the NYSE (or other principal securities market on which shares of our common stock are traded). The CNG Committee may delegate to a committee of one or more members of our board of directors or one or more of our officers the authority to grant or amend awards to participants other than (1) our senior executives who are subject to Section 16 of the Exchange Act, (2) “covered employees” with respect to awards intended to constitute “performance-based compensation” under Section 162(m) of the Code or (3) officers of the Company or directors to whom the authority to grant or amend award has been delegated, subject to restrictions imposed by the CNG Committee from time to time and by applicable law. The full board of directors will administer the 2015 Plan with respect to awards to non-employee directors. The board of directors, CNG Committee or delegate thereof, as applicable, are referred to herein as the “plan administrator.”

Unless otherwise limited by the board of directors, the CNG Committee will have the authority to administer the 2015 Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Eligibility

Persons eligible to participate in the 2015 Plan are all non-employee members of our board of directors (currently five directors), and, as of March 16, 2015, approximately 2,600 employees of the Company, Extra Space Storage LP, a Maryland limited partnership (our “operating partnership” or the “operating partnership”), Extra Space Management, Inc., and their respective subsidiaries, as determined by the CNG Committee. However, historically we have only granted equity awards to management-level employees. The Company has not historically granted equity awards to its consultants.

Size of Share Pool; Limitation on Awards and Shares Available

If our stockholders approve the 2015 Plan, the total number of shares reserved for issuance thereunder will equal the sum of (1) the number of shares of our common stock which, as of the date of the annual meeting, remain available for issuance under the 2004 Plan, and (2) any shares subject to outstanding awards under the 2004 Plan as of the date of the annual meeting which, on or after such date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares. As of March 16, 2015, there were 1,771,853 total shares of common stock remaining available for issuance under the 2004 Plan and 855,872 shares of our common stock were subject to outstanding awards under the 2004 Plan. As a result, in no event will more than 2,627,725 shares be available for issuance under the 2015 Plan. The maximum number of shares of common stock that may be issued in connection with awards of incentive stock options under the 2015 Plan is 1,800,000 shares.

If any shares subject to an award under the 2015 Plan or any award under the 2004 Plan are forfeited, expire or are settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2015 Plan. However, the following shares may not be used again for grant under the 2015 Plan: (1) shares tendered or withheld to satisfy the exercise price of an option or SAR; (2) shares tendered or withheld to satisfy the tax withholding obligations associated with any award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. Shares forfeited by a participant or repurchased by us at the price originally paid by the participant will also again be available for awards under the 2015 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the 2015 Plan.

Awards granted under the 2015 Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the 2015 Plan.

The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2015 Plan during any calendar year is 1,000,000 shares, the maximum amount that may be paid under a cash award pursuant to the 2015 Plan to any one participant during any calendar year period is $5,000,000, and the maximum aggregate value, determined as of the grant date under applicable accounting standards, of awards that may be granted to any non-employee director pursuant to the 2015 Plan during any calendar year is $500,000.

Awards

The 2015 Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), restricted stock units (“RSUs”), restricted stock, SARs, performance shares, stock payments, other incentive awards, dividend equivalents, and performance bonus awards. Certain awards under the 2015 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2015 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award.

Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

Restricted Stock Units. RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each vested and nonforfeited RSU.

Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and, except with respect to performance vesting awards, will have the right to receive dividends, if any, prior to the time when the restrictions lapse.

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the 2015 Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the administrator

Performance Shares. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

Stock Payments. Stock payments are awards of fully vested shares of our common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Other Incentive Awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Other incentive awards may be linked to any one or more of the performance criteria listed below or other specific performance criteria determined by the plan administrator.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between a specified date and the date such award terminates or expires, as determined by the plan administrator. In addition, dividend equivalents with respect to shares covered by a performance award will only be paid to the participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the performance award vests with respect to such shares.

Performance Bonus Awards. Performance bonus awards are cash incentive bonuses subject to performance goals.

Performance Awards

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation” (“QPBC”) within the meaning of Section 162(m) of the Code, in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m) of the Code.

Section 162(m) of the Code imposes a $1,000,000 cap on the compensation deduction that a publicly-held corporation may take in respect of compensation paid to its “covered employees” (which generally includes the corporation’s Chief Executive Officer and next three most highly compensated employees other than the Chief Financial Officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. In order to constitute QPBC under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our CNG Committee and linked to stockholder-approved performance criteria.

For purposes of the 2015 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (1) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation); (2) gross or net sales or revenue or sales or revenue growth; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit (either before or after taxes); (6) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (7) return on assets; (8) return on net assets; (9) return on capital or return on invested capital; (10) return on stockholders’ equity; (11) stockholder return; (12) return on sales; (13) gross or net profit or operating margin; (14) costs, reductions in costs and cost control measures; (15) funds from operations; (16) adjusted funds from operations; (17) core funds from operations; (18) cash available for distribution; (19) productivity; (20) expenses;

(21) margins; (22) working capital; (23) earnings or loss per share; (24) adjusted earnings or loss per share; (25) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (26) implementation or completion of critical projects; (27) market share; (28) debt levels or reduction; (29) comparisons with other stock market indices; (30) financing and other capital raising transactions; (31) acquisition activity; (32) economic value-added; (33) customer satisfaction; (34) earnings as a multiple of interest expense; and (35) total capital invested in assets, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices. The 2015 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Non-Employee Director Awards

During the term of the 2015 Plan, commencing with the Annual Meeting, each person who first becomes a non-employee director of the Company on the date of such annual meeting and each person who continues to be a non-employee director of the Company immediately following such meeting will, on the date of such meeting and on the date of each subsequent meeting to occur thereafter, receive a grant of a number of shares of stock valued, in the aggregate, at $85,000 (the “Annual Grant”). Each Annual Grant will be fully vested as of the date of grant. The value of the Annual Grant may be adjusted by the board of directors.

Certain Transactions

The plan administrator has broad discretion to take action under the 2015 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2015 Plan and outstanding awards. In the event of a change in control of our company (as defined in the 2015 Plan), to the extent that the surviving entity declines to assume or substitute outstanding awards or it is otherwise determined that awards will not be assumed or substituted, the awards will become fully vested and exercisable in connection with the transaction.

Claw-Back Provisions, Transferability, and Participant Payments

All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2015 Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2015 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, shares issuable pursuant to an award, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination; Repricing Without Stockholder Approval Prohibited

Our board of directors may amend or terminate the 2015 Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the aggregate number of shares available under the 2015 Plan or any individual award limit under the 2015 Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award itself otherwise expressly so provides. No ISO may be granted pursuant to the 2015 Plan after the tenth anniversary of the date the 2015 Plan was initially approved by our board of directors.

Additional REIT Restrictions

The 2015 Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our stock contained in our charter or would impair our status as a REIT.

Material U.S. Federal Income Tax Consequence

The following is a brief description of the principal United States federal income tax consequences related to awards under the 2015 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the 2015 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless participants dispose of the shares of common stock within (1) two years after the date of grant of the option or (2) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Other Awards. The current federal income tax consequences of other awards authorized under the 2015 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects, with our approval, to accelerate recognition as of the date of grant); RSUs, stock-based performance awards and other types of awards are generally subject to income tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to income taxation when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2015 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

QPBC is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more “outside directors,” (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the material terms of the plan are disclosed to and approved by the stockholders, (4) for stock options and SARs, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options and SARs, established performance criteria that must be met before the award actually will vest or be paid, and (5) in the case of awards other than stock options and stock appreciation rights, the compensation committee has certified that the performance goals have been met prior to payment.

The 2015 Plan is designed to permit the plan administrator to grant awards which may qualify as QPBC under Section 162(m); however, awards other than options and stock appreciation rights granted under the 2015 Plan will only be treated as QPBC under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). As one of the factors in its decisions regarding grants under and administration of the 2015 Plan, the plan administrator will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the plan administrator’s control may also affect the deductibility of compensation. For these and other reasons, the plan administrator may make grants that do not qualify for the performance exception and our tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

Section 409A of the Code

Certain types of awards under the 2015 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2015 Plan and awards granted under the 2015 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2015 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

As of the date of this proxy statement, no awards have been granted under the 2015 Plan. Other than with respect to annual grants of stock to our non-employee directors pursuant to the 2015 Plan that will commence on the date of the Annual Meeting, assuming stockholder approval of the 2015 Plan, all future grants of awards under the 2015 Plan are subject to the discretion of the plan administrator and it is not possible to determine the benefits that will be received in the future by participants in the 2015 Plan or the benefits that would have been received by such participants if the 2015 Plan had been in effect in the year ended December 31, 2014.

Certain tables above under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards table, Outstanding Equity Awards at Fiscal Year-End table, and Option Exercises and Stock Vested table, and the table above under the heading “Director Compensation,” set forth information with respect to prior awards granted to our NEOs and non-employee directors under the 2004 Plan and the Directors’ Plan, respectively.

The table below sets forth the stock awards that would have been received by our non-employee directors during 2014 if the 2015 Plan had been in effect during 2014.

Name	Dollar Value ($)	Number of Shares Subject to Awards
Spencer F. Kirk	$—	—
P. Scott Stubbs	—	—
Charles L. Allen	—	—
James L. Overturf	—	—
Kenneth M. Woolley	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	425,000	8,205
All employees who are not executive officers as a group	—	—

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the approval of the 2015 Incentive Award Plan.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Under SEC rules, proposals from our eligible stockholders must be received by us no later than December 16, 2015, in order to be considered for inclusion in the proxy statement for the 2016 annual meeting of stockholders. Any such proposals, as well as any questions relating thereto, should be directed to the Corporate Secretary of the Company at the Company’s principal executive offices. Proposals we receive after December 16, 2015, will not be included in the proxy statement for the 2016 annual meeting.

In addition, under our current bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Corporate Secretary of the Company in writing of the director nominee or the other business. For purposes of our 2016 annual meeting of stockholders, the notice must include the information required in our bylaws and be delivered to the Corporate Secretary at the principal executive offices of the Company not earlier than the 150th day (November 16, 2015) and not later than 5:00 p.m., Mountain Time, on the 120th day (December 16, 2015) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Proposals we receive which do not comply with the procedures set forth in our bylaws will not be acted upon at the 2016 annual meeting.

If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting does not commence a new time period for notice as described above.

OTHER MATTERS

Our board of directors and management know of no other matters or business to be presented for consideration at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the annual meeting from time to time.

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or Notice of Internet Availability, as applicable to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to “householding” will receive only one copy of our annual report, proxy statement or Notice of Internet Availability, as applicable. If you would like to opt out of this practice for future mailings and receive a separate annual report, proxy statement or Notice of Internet Availability, as applicable for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or Notice of Internet Availability, as applicable, without charge by sending a written request to Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, UT 84121, Attention: Investor Relations, or by telephone at (801) 365-4600. We will promptly send additional copies of the annual report, proxy statement or Notice of Internet Availability, as applicable, upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the annual report, proxy statement or Notice of Internet Availability, as applicable, can request delivery of a single copy of the annual report, proxy statement or Notice of Internet Availability, as applicable, by contacting their broker, bank or other intermediary or sending a written request to Extra Space Storage Inc. at the address above.

Spencer F. Kirk

Chief Executive Officer

April 14, 2015

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Exhibit A

EXTRA SPACE STORAGE INC. 2015 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Extra Space Storage Inc. 2015 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Extra Space Storage Inc., a Maryland corporation (the “Company”), and its Affiliates (as defined below) by linking the individual interests of Employees, Consultants and members of the Board to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company and its Affiliates in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 11 hereof. With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 11.6 hereof, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean the Partnership or any Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Performance Bonus Award, a Dividend Equivalent award, a Stock Payment award, a Restricted Stock Unit award, a Performance Share award, an Other Incentive Award, or a Stock Appreciation Right, which may be awarded or granted under the Plan.

2.6 “Award Agreement” shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Cause” shall mean (a) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than any such failure resulting from the Participant’s Disability); (b) the

Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (c) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (d) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company, the Partnership or a Subsidiary or while performing the Participant’s duties and responsibilities; or (e) the Participant’s commission of an act of fraud, embezzlement, misappropriation, willful or gross misconduct, or breach of fiduciary duty against the Company, the Partnership or a Subsidiary. Notwithstanding the foregoing, if the Participant is a party to a written employment or consulting agreement with the Company, the Partnership or a Subsidiary in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

2.9 “Change in Control” shall mean the occurrence of any of the following events:

(a) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than (i) the Company, the Partnership or any Subsidiary, (ii) an employee benefit plan maintained by any of the foregoing entities, (iii) a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company, (iv) Kenneth M. Woolley, his affiliates, associates and people acting in concert with any of the foregoing, or (v) Spencer F. Kirk, his affiliates, associates and people acting in concert with any of the foregoing) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) Individuals who, as of the Effective Date, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.9(a) or Section 2.9(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors as of the Effective Time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.9(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) A liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” (within the meaning of Section 409A of the Code). Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.11 “Committee” shall mean the Compensation, Nominating and Governance Committee of the Board, or another committee or subcommittee of the Board described in Article 11 hereof.

2.12 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.13 “Company” shall mean Extra Space Storage Inc., a Maryland corporation.

2.14 “Consultant” shall mean any consultant or advisor of the Company, the Partnership or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

2.15 “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

2.18 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” shall mean the date of the 2015 annual meeting of stockholders of the Company, provided that the Plan is approved by the stockholders of the Company on such date.

2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21 “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company, the Partnership or any Subsidiary.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25 “Good Reason” shall mean (a) a change in the Participant’s position with the Company, the Partnership or a Subsidiary employing Participant that materially reduces the Participant’s authority, duties or responsibilities or the level of management to which he or she reports, (b) a material diminution in the Participant’s level of compensation (including base salary, fringe benefits and target bonuses under any corporate performance-based incentive programs) or (c) a relocation of the Participant’s place of employment by more than 50 miles, provided that such change, reduction or relocation is effected by the Company, the Partnership or a Subsidiary employing Participant without the Participant’s consent. Notwithstanding the foregoing, if Participant is a party to a written employment or consulting agreement with the Company, the Partnership or a Subsidiary employing Participant in which the term “good reason” is defined, then “Good Reason” shall be as such term is defined in the applicable written employment or consulting agreement.

2.26 “Greater Than 10% Stockholder” shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and 424(f) of the Code, respectively).

2.27 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28 “Individual Award Limit” shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

2.29 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.31 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.32 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

2.33 “Other Incentive Award” shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.6 hereof.

2.34 “Participant” shall mean a person who has been granted an Award pursuant to the Plan.

2.35 “Partnership” shall mean Extra Space Storage LP, a Delaware limited partnership.

2.36 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37 “Performance Bonus Award” shall mean an Award that is granted under Section 9.1 hereof.

2.38 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or adjusted net earnings (in each case, either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization, and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); (vii) return on assets; (viii) return on net assets; (ix) return on capital or return on invested capital; (x) return on stockholders’ equity; (xi) stockholder return; (xii) return on sales; (xiii) gross or net profit or operating margin; (xiv) costs, reductions in costs and cost control measures; (xv) funds from operations; (xvi) adjusted funds from operations; (xvii) core funds from operations; (xviii) cash available for distribution; (xix) productivity; (xx) expenses; (xxi) margins; (xxii) working capital; (xxiii) earnings or loss per share; (xxiv) adjusted earnings or loss per share; (xxv) price per Share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xxvi) implementation or completion of critical projects; (xxvii) market share; (xxviii) debt levels or reduction; (xxix) comparisons with other stock market indices; (xxx) financing and other capital raising transactions; (xxxi) acquisition activity; (xxxii) economic value-added; (xxxiii) customer satisfaction, (xxxiv) earnings as a multiple of interest expense; and (xxxv) total capital invested in assets, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease, or on a relative basis, or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to asset impairment charges; (xvi) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvii) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.39 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the Partnership, any Subsidiary, any division or business unit thereof or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.40 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, vesting of, and/or the payment of, an Award.

2.41 “Performance Share” shall mean a contractual right awarded under Section 9.5 hereof to receive a number of Shares or the Fair Market Value of such number of Shares in cash based on the attainment of specified Performance Goals or other criteria determined by the Administrator.

2.42 “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the General Instructions to Form S-8 Registration Statement under the Securities Act or any successor Form thereto, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.43 “Plan” shall mean this Extra Space Storage Inc. 2015 Incentive Award Plan, as it may be amended from time to time.

2.44 “Prior Plan” shall mean the Extra Space Storage Inc. 2004 Long Term Incentive Compensation Plan, as most recently amended and restated in 2008.

2.45 “Prior Plan Award” shall mean an award outstanding under the Prior Plan as of the Effective Date.

2.46 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.47 “REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.48 “Restricted Stock” shall mean an award of Shares made under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.49 “Restricted Stock Unit” shall mean a contractual right awarded under Section 9.4 hereof to receive in the future a Share or the Fair Market Value of a Share in cash.

2.50 “Retirement” shall mean a Participant’s Termination of Service on or after the Participant’s attainment of age sixty-five (65) or on or after the Participant’s attainment of age fifty-five (55) with five (5) consecutive years of service with the Company, the Partnership or any Subsidiary.

2.51 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.52 “Share Limit” shall have the meaning provided in Section 3.1(a) hereof.

2.53 “Shares” shall mean shares of Common Stock.

2.54 “Stock Appreciation Right” shall mean an Award entitling the Participant (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.55 “Stock Payment” shall mean a payment in the form of Shares awarded under Section 9.3 hereof.

2.56 “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, (b) the Partnership and any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Partnership and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership or the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership and/or by one or more Subsidiaries.

2.57 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.58 “Termination of Service” shall mean, unless otherwise determined by the Administrator:

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as an Employee and/or Director with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment and/or service as an Employee and/or Consultant with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Participant simultaneously commences or remains in service as a Consultant and/or Director with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for cause and whether any particular leave of absence constitutes a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 3.1(b) and Section 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is the sum of (i) the number of Shares which, as of the Effective Date, remain available for issuance under the Prior Plan, plus (ii) any Shares subject to Prior Plan Awards to the extent such Prior Plan Awards are outstanding as of the Effective Date and such Shares become available for issuance under this Plan pursuant to Section 3.1(b) below (the “Share Limit”). The number of Shares that may become available for issuance pursuant to Awards under the Plan under clauses (i) and (ii) above shall not exceed an aggregate of 2,627,725 Shares, subject to adjustment pursuant to Section 12.2 hereof. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 1,800,000 Shares. From and after the Effective Date, no awards shall be granted under the Prior Plan; provided, however, that Prior Plan Awards shall continue to be subject to the terms and conditions of the Prior Plan.

(b) If any Shares subject to an Award or Prior Plan Award are forfeited or expire or such Award or Prior Plan Award is settled for cash (in whole or in part), the Shares subject to such Award or Prior Plan Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 12.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or Stock Appreciation Right or any stock option or stock appreciation right granted under the Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or a Prior Plan Award; (iii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or stock options granted under the Prior Plan. Any Shares forfeited by the Participant or repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except to the extent required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan to the extent that grants of Awards using such available shares are (i) permitted without stockholder approval under the rules of the principal securities exchange on which the Common Stock is then listed and (ii) made only to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12.2 hereof, (a) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 Shares, (b) the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more Awards initially payable in cash shall be $5,000,000, and (c) the maximum aggregate value (determined as of the date of grant under Applicable Accounting Standards), determined as of the date of grant, of Awards that may be granted to any Non-Employee Director during any calendar year shall be $500,000 (together, the “Individual Award Limits”).

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by Applicable Law.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of any Participant’s employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

4.5 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION

5.1 Purpose. The Administrator, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Procedures with Respect to Performance-Based Compensation. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals; (b) select the Performance Criteria applicable to the Performance Period; (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria; and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, unless otherwise provided in an Award Agreement, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.3 Payment of Performance-Based Compensation. Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.

5.4 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed by Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Section 424(e) and 424(f) of the Code, respectively) exceeds one hundred thousand dollars ($100,000), the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

6.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

6.4 Option and SAR Term. The term of each Option and the term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option or Stock Appreciation Rights, as applicable, is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options or Stock Appreciation Rights, which time period may not extend beyond the stated term of the Option or Stock Appreciation Right. Except as limited by the requirements of Section 409A or Section 422 of the Code, subject to the limitations set forth in the first sentence of this Section 6.4, the Administrator may extend the term of any outstanding Option or Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Participant or otherwise, and may amend any other term or condition of such Option or Stock Appreciation Right relating to such a Termination of Service or otherwise.

6.5 Option and SAR Vesting.

(a) The terms and conditions pursuant to which an Option or Stock Appreciation Right vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after the grant of an Option or Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option or Stock Appreciation Right.

(b) Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable.

6.6 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

7.2 Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take such additional actions as it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option or Stock Appreciation Right shall be exercised pursuant to Section 10.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2 hereof.

7.3 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years after the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Participant, or (b) one (1) year after the date of transfer of such Shares to such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

8.2 Rights as Stockholders. Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Plan, an applicable Program or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the shares may be subject to the restrictions set forth in Section 8.3 hereof. In addition, subject to the requirements of Section 12.8, with respect to Restricted Stock that is subject to performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of any Program or by the applicable Award Agreement.

8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse and be forfeited, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a purchase price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant’s death, retirement or disability, any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not terminate, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

8.5 Certificates/Book Entries for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

ARTICLE 9.

PERFORMANCE BONUS AWARDS; DIVIDEND EQUIVALENTS; STOCK PAYMENTS; RESTRICTED STOCK UNITS; PERFORMANCE SHARES; OTHER INCENTIVE AWARDS

9.1 Performance Bonus Awards.

(a) The Administrator may grant Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall have the authority to determine whether such Performance Bonus Awards shall be Performance-Based Compensation. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

9.2 Dividend Equivalents.

(a) Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award that is subject to performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4 Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the

Company or any Affiliate, in each case, on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or may permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be consistent with the applicable provisions of Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.5 Performance Share Awards. Any Eligible Individual selected by the Administrator may be granted one or more Performance Share awards which shall be denominated in a number or range of Shares and the vesting of which may be linked to any one or more of the Performance Criteria, other specific performance criteria (in each case on a specified date or dates or over any period or periods determined by the Administrator) and/or time-vesting or other criteria, as determined by the Administrator.

9.6 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, shareholder value or shareholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator. Other Incentive Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

9.7 Other Terms and Conditions. All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.8 Exercise upon Termination of Service. Awards described in this Article 9 are exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that such Award may be exercised or distributed subsequent to a Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including without limitation, a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service.

9.9 Granting of Stock Payments to Non-Employee Directors.

(a) Annual Grant. During the term of the Plan, commencing as of the 2015 Annual Meeting, each person who first becomes a Non-Employee Director of the Company at such annual meeting and each person who otherwise continues to be a Non-Employee Director of the Company immediately following such annual meeting shall, on the date of the 2015 Annual Meeting and on each subsequent annual meeting occurring thereafter, be granted a number of Shares equal to the quotient obtained by dividing (x) $85,000 by (y) the Fair Market Value of a Share on the date of such annual meeting (the “Annual Grant”). A Director who is also an Employee who subsequently incurs a termination of employment and remains on the Board will receive Annual Grants after such termination of his status as an Employee. For the avoidance of doubt, this Section 9.9 may be amended by the Board without stockholder approval to increase or decrease the value of the Annual Grant (subject only to the limitations under Sections 3.1 and 3.3 of the Plan).

(b) Vesting. Each Annual Grant shall be fully vested on the date of grant.

(c) No Further Awards Under Directors’ Plan. As of the Effective Date, Awards made to Non-Employee Directors of the Company pursuant to this Section 9.9 shall be in lieu of all future awards to Non-Employee Directors of the Company under the Extra Space Storage Inc. 2004 Non-Employee Directors’ Share Plan (the “Directors’ Plan”), and (ii) no further awards shall be granted under the Directors’ Plan; provided, however, that any awards outstanding under the Directors’ Plan shall continue to be subject to the terms and conditions of the Directors’ Plan.

ARTICLE 10.

ADDITIONAL TERMS OF AWARDS

10.1 Payment. The Administrator shall determine the method or methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator, or (e) any combination of the foregoing. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as otherwise provided in Section 10.3(b) or (c) hereof:

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a

DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

(iii) During the lifetime of the Participant, only the Participant may exercise any exercisable portion of an Award granted to him under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. In addition, and further notwithstanding Section 10.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 10.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a “community property” state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is delivered to the Administrator in writing prior to the Participant’s death.

10.4 Conditions to Issuance of Shares.

(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such Applicable Law.

(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to such Shares.

(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5 Forfeiture and Claw-Back Provisions.

(a) Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (y) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Participant incurs a Termination of Service for Cause; and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the applicable provisions of any claw-back policy implemented by the Company, whether implemented prior to or after the grant of such Award, including without limitation, any claw-

back policy adopted to comply with the requirements of Applicable Law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6 Prohibition on Repricing. Subject to Section 12.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 12.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

10.7 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall not be suspended during any unpaid leave of absence.

ARTICLE 11.

ADMINISTRATION

11.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors of the Company appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.l or otherwise provided in the Organizational Documents. Except as may otherwise be provided in the Organizational Documents, appointment of Committee members shall be effective upon acceptance of appointment, Committee members may resign at any time by delivering written or electronic notice to the Board, and vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors of the Company and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6 hereof.

11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not materially adversely affected by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 10.5, Section 12.2, Section 12.8, Section 12.10 or Section 12.13 hereof. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3 Action by the Committee. Unless otherwise established by the Board or in the Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.4 Authority of Administrator. Subject to any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Determine as between the Company, the Partnership and any Subsidiary which entity will make payments with respect to an Award, consistent with applicable securities laws and other Applicable Law;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

11.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the

Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Organizational Documents, and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1 Amendment, Suspension or Termination of the Plan.

(a) Except as otherwise provided in this Section 12.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 12.13 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section 12.1(a), the Administrator may not, except as provided in Section 12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator: (i) increase the Share Limit or any Individual Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 10.6 hereof. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan is adopted by the Board.

12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

(b) In the event of any transaction or event described in Section 12.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the

Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price;

(iii) To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement;

(v) To replace such Award with other rights or property selected by the Administrator in its sole discretion; and/or

(vi) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b) hereof:

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits).

The adjustments provided under this Section 12.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(d) Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company (or an Affiliate) and a Participant, if a Change in Control occurs and a Participant’s outstanding Awards are not continued, converted, assumed, or replaced by the surviving or successor entity in such Change in Control, then, immediately prior to the Change in Control, such outstanding Awards, to the extent not continued, converted, assumed, or replaced, shall become fully vested and, as applicable, exercisable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 12.2(d) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to fail to be exempt from or comply with Section 409A of the Code.

(g) The existence of the Plan, any Program, any Award Agreement and/or any Award granted hereunder shall not affect or restrict in any way the right or power of the Company, the stockholders of the Company or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or such Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock, the securities of any Affiliate or the rights thereof or which are convertible into or exchangeable for Common Stock or securities of any Affiliate, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

12.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record owner of such Shares.

12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

12.6 Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant or withhold in its sole discretion. If, with the consent of the Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Award as of the date of transfer of the Award rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

12.7 Grant of Awards to Certain Employees or Consultants. The Company, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Shares or other securities of the Company or the Partnership may be issued and by which such Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Shares or other securities by the Participant.

12.8 REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled:

(a) to the extent that the grant, vesting, exercise or settlement of such Award could cause the Participant or any other person to be in violation of the Capital Stock Ownership Limit or the Common Stock Ownership Limit (each as defined in the Company’s charter, as amended from time to time) or any other provision of Section 6.2.1 of the Company’s charter; provided, however, that an Excepted Holder would be permitted to own Shares in excess of such limits provided that such Shares are not in excess of the Excepted Holder Ownership Limit for such Excepted Holder (each as defined in the Company’s charter, as amended from time to time); or

(b) if, in the discretion of the Administrator, the grant, vesting, exercise or settlement of such Award could impair the Company’s status as a REIT.

12.9 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.10 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan, the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

12.11 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.12 Governing Law. The Plan and any Programs or Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

12.13 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.13 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.14 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

12.15 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.16 Indemnification. To the extent allowable pursuant to Applicable Law and the Company’s charter and bylaws, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.17 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.18 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

*  *  *  *  *

ANNUAL MEETING OF STOCKHOLDERS OF

EXTRA SPACE STORAGE INC.

May 26, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

You may vote online until 9:59 p.m. Mountain Time on Monday, May 25, 2015.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be Held on May 26, 2015:

Company’s proxy statement and accompanying annual report for fiscal year 2014 are available at www.extraspace.com/proxyonline.

i            Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.            i

¢	20733300000000000000 6 052615

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. The election of the 7 members of the Board of Directors.			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Kenneth M. Woolley O Spencer F. Kirk O Karl Haas O Joseph D. Margolis O Diane Olmstead O Roger B. Porter O K. Fred Skousen		3.	Advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐
			4.	Approval of the Extra Space Storage Inc. 2015 Incentive Award Plan.	☐	☐	☐
			5.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The shares represented by this proxy will be voted as instructed by the stockholder. If this proxy is executed but no instructions are specified, the shares will be voted in accordance with the recommendations of the board of directors. If any other matter is properly presented at the annual meeting, or any adjournments or postponements thereof, this proxy will confer discretionary authority on the individuals named as proxies to vote the shares in accordance with their discretion.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢		¢

ANNUAL MEETING OF STOCKHOLDERS OF

EXTRA SPACE STORAGE INC.

May 26, 2015

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be Held on May 26, 2015:

The Company’s proxy statement and accompanying annual report for fiscal year 2014 are available at www.extraspace.com/proxyonline.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided.i

¢	20733300000000000000 6 052615

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. The election of the 7 members of the Board of Directors.			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐
	NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Kenneth M. Woolley O Spencer F. Kirk O Karl Haas O Joseph D. Margolis O Diane Olmstead O Roger B. Porter O K. Fred Skousen		3.	Advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐
			4.	Approval of the Extra Space Storage Inc. 2015 Incentive Award Plan.	☐	☐	☐
			5.	To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The shares represented by this proxy will be voted as instructed by the stockholder. If this proxy is executed but no instructions are specified, the shares will be voted in accordance with the recommendations of the board of directors. If any other matter is properly presented at the annual meeting, or any adjournments or postponements thereof, this proxy will confer discretionary authority on the individuals named as proxies to vote the shares in accordance with their discretion.

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢		¢

		0	¢

EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, UT 84121

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned stockholder of Extra Space Storage Inc., a Maryland corporation (the “Company”), hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders of the Company and the accompanying proxy statement, and hereby appoints Spencer F. Kirk and Gwyn G. McNeal as proxies, each with full power of substitution, to represent and vote all shares of common stock of Extra Space Storage Inc. held of record by the undersigned on March 30, 2015, at the annual meeting of stockholders of the Company to be held at the Extra Space Storage Inc. corporate offices located at 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, UT 84121, on May 26, 2015 at 11:00 a.m. Mountain Time, or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

¢	1.1	14475	¢